Exhibit 1

GROWN ROGUE INTERNATIONAL INC.

AMENDED AND RESTATED BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of GROWN ROGUE INTERNATIONAL INC.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of GROWN ROGUE INTERNATIONAL INC. (hereinafter called the “Corporation”) as follows:

DEFINITIONS

1.	In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act (Ontario), as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefore;

(b)	“articles” means the Articles of Amalgamation of the Corporation as from time to time amended or restated;

(c)	“Associate” has the meaning given in National Instrument 45-106 – Prospectus Exemptions, as may be amended from time to time;

(d)	“Board” means the board of directors of the Corporation;

(e)	“Corporation” means Grown Rogue International Inc.;

(f)	“director” means an individual who is duly elected or appointed as a director of the Corporation;

(g)	“officer” means any officer of the Corporation appointed by the Board;

(h)	“public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com;

(i)	“shareholder” means a shareholder of the Corporation;

(j)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(k)	words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; and

(l)	the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2.	The Corporation may from time to time (i) by resolution of the directors change the address of the registered office of the Corporation within the municipality or geographic township within Ontario specified in its articles, and (ii) by a special resolution of the shareholders, change the municipality or geographic township within Ontario in which its registered office is situated.

SEAL

3.	The Corporation may, but need not, adopt a corporate seal, and if one is adopted, it may be changed from time to time by the board. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

DIRECTORS

4.	Number and powers. The number of directors of the Corporation shall be such number as shall be determined from time to time by the directors, subject to such minimum and maximum number of directors as is set out in the articles of the Corporation. Notwithstanding the foregoing, if the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, there shall be a minimum of three directors. Not less than 25% of the directors shall be resident Canadians. Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

Notwithstanding any vacancy among the directors the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Subject to the Act and to the Corporation’s articles, where there is a quorum of directors in office and a vacancy occurs, the directors remaining in office may appoint a qualified person to hold office for the unexpired term of the predecessor director.

5.	Duties. Every director and officer of the Corporation in exercising their powers and discharging their duties shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Every director and officer of the Corporation shall comply with the Act, the regulations thereunder, the Corporation’s articles and by-laws and any unanimous shareholder agreement.

6.	Qualification. Every director shall be an individual eighteen (18) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

7.	Term of office. A director’s term of office (subject to the provisions, if any, of the Corporation’s articles, and subject to his or her election for an expressly stated term) shall be from the date of the meeting at which he or she is elected or appointed until the close of the annual meeting of shareholders next following his or her election or appointment or until his or her successor is elected or appointed.

8.	Vacation of office. The office of a director shall be vacated if:

(a)	the person dies or, subject to the Act, sends to the Corporation a written resignation and such resignation, if not effective upon receipt by the Corporation, becomes effective in accordance with its terms;

(b)	the person is removed from office in accordance with the Act;

(c)	the person has the status of bankrupt; or

(d)	the person has been found under the Substitute Decisions Act or under the Mental Health Act to be incapable of managing property or has been found to be incapable by a court in Canada or elsewhere.

9.	Election and removal. Directors shall be elected by the shareholders by ordinary resolution on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election. Subject to subsection 122(2) of the Act, the shareholders of the Corporation may by ordinary resolution at an annual or special meeting remove any director before the expiration of their term of office and may, by a majority of the votes cast at the meeting, elect any person in their stead for the remainder of their term in accordance with Paragraph 11.

Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles or herein is not elected by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum pending the holding of a meeting of shareholders in accordance with subsection 124(3) of the Act.

A retiring director shall cease to hold office at the close of the meeting at which their successor is elected unless such meeting was called for the purpose of removing him or her from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for their removal.

10.	Validity of acts. An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in their appointment, election or qualification.

11.	Advance Notice of a Director Nominee. Subject to the provisions of the Act and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this Paragraph 11 shall be eligible for election as directors of the Corporation.

(a)	Nominations of persons for election to the board may only be made at an annual general meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the board, as follows:

(i)	by or at the discretion of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting (provided that any such proposed nominee provides to the Corporation a duly completed personal information form in respect of the proposed nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading);

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition to call a shareholders meeting made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”) who: (A) is, at the close of business on the date of the giving of the notice provided for in Paragraph 11(c) below and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form in accordance with the procedures set forth below in this Paragraph 11.

(b)	For the avoidance of doubt, the foregoing Paragraph 11(a) shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual or special meeting of shareholders of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Paragraph 11.

(c)	For a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be in written form prepared in accordance with Paragraph 11(d) and received by the Secretary of the Corporation at the principal executive offices of the Corporation;

(i)	in the case of an annual general meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual general meeting of shareholders; provided, however, if the first public announcement made by the Corporation of the date of the annual general meeting is less than 50 days prior to the meeting date (the “Notice Date”), not later than the close of business on the 10th day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the Secretary must comply with this Paragraph 11 and:

(i)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	their name, age, business and residential address, principal occupation or employment for the past five years, and status as a “resident Canadian” (as such term is defined in the Act);

(B)	their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Proposed Nominee or any affiliates or Associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(D)	any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or applicable securities laws;

(E)	a duly completed personal information form in respect of the Proposed Nominee in the form prescribed from time to time by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(F)	a statement as to whether the Proposed Nominee would be an “independent” director (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director of the Corporation, and the reasons and basis for such determination; and

(ii)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(A)	their name, business and residential address;

(B)	any direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(C)	any relationships, agreements, arrangements or understandings, including financial, compensation and indemnity related relationships, agreements, arrangements or understandings, between the Nominating Shareholder or any affiliates or Associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(D)	any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the board;

(E)	their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation;

(F)	any direct or indirect interest of such person in any contract with the Corporation or with any of the Corporation’s affiliates or principal competitors;

(G)	a representation and proof that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(H)	a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(I)	any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by applicable securities laws.

The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

(e)	All information to be provided in a Timely Notice pursuant to Paragraph 11(c) shall be provided as of the record date for determining shareholders entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

(f)	To be eligible to be a candidate for election as a director and to be duly nominated, a Proposed Nominee must have previously delivered to the Secretary at the registered office of the Corporation, not less than five days prior to the date of the meeting of shareholders, a written representation and agreement (in form provided by the Corporation) that the Proposed Nominee, if elected as a director, will comply with all applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Corporation in effect during the Proposed Nominee’s term in office as a director. Upon the request of a Proposed Nominee or a Nominating Shareholder, the Secretary shall provide copies of all such policies and guidelines then in effect.

(g)	Notwithstanding any other provision of this by-law, any notice, or other document or information required to be given to the Secretary pursuant to this Paragraph 11 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid and provided that receipt of confirmation of such email has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day in Toronto, Ontario, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(h)	Additional Matters

(i)	Nothing in this Paragraph 11 shall obligate the Corporation or the board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(ii)	The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Paragraph 11, and if any proposed nomination is not in compliance with such provisions, may declare that such defective nomination shall not be considered at any meeting of shareholders.

(iii)	Despite any other provision of this by-law, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination of the Proposed Nominee, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(iv)	Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement of this Paragraph 11. In no event shall any adjournment or postponement of a meeting of shareholders of the Corporation or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice.

MEETINGS OF DIRECTORS

12.	Place of meeting. Meetings of directors and of any committee of directors may be held at any place within or outside Ontario and in any financial year a majority of the meetings of the board of directors need not be held at a place within Canada. A meeting of directors may be convened by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors. A quorum of the directors may, at any time, call a meeting of the directors for the transaction of any business the general nature of which is specified in the notice calling the meeting.

13.	Notice. Notice of the time and place for the holding of any such meeting shall be sent to each director not less than 2 days (exclusive of the day on which the notice is sent but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice.

Notice of the time and place for the holding of any meeting of directors or any committee of directors may be given by delivery, facsimile, e-mail or other electronic means that produces a written copy.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

The accidental failure to give notice of a meeting of directors to any director entitled to a notice or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

14.	Waiver of notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

15.	Remote participation. Where all the directors of the Corporation present at or participating in the meeting consent thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in a meeting by such means shall be deemed for the purposes of the Act to be present at that meeting. If the majority of the directors participating in the meeting are then in Canada, the meeting shall be deemed to be held in Canada.

16.	Adjournment. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

17.	Quorum and voting. A majority of the number of directors or minimum number of directors required by the articles shall constitute a quorum for the transaction of business. Subject to subsection 124(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which not less than 25% of the directors present are resident Canadians, except where:

(i)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and

(ii)	25% of resident Canadians would have been present had that director been present at the meeting.

Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

18.	Chairperson of Meetings. The chairperson of any meeting of directors will be the first mentioned of the following officers (if appointed) who is a director and is present at the meeting: Chairman of the board, President, Senior Vice-President or any other Vice-President. If none of the Chairman of the board, President or Senior Vice-President is present at the meeting, and if more than one Vice-President is present, the first Vice-President to arrive will be chairperson of the meeting. If none of the foregoing officers is present, the directors present may choose one of their number to be chairperson of the meeting.

19.	Resolution in Lieu of Meeting. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A facsimile or electronic reproduction of a signed counterpart of a resolution in writing is as valid as an originally signed counterpart.

20.	Borrowing Power. Without authorization of the shareholders, the directors may authorize the Corporation to:

(i)	borrow money on the credit of the Corporation;

(ii)	issue, reissue, sell or pledge debt obligations of the Corporation;

(iii)	subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors, by resolution, may delegate to a director, a committee of directors or an officer all or any of the powers conferred on them by the by-laws of the Corporation.

COMMITTEES OF DIRECTORS

21.	General. The directors may from time to time appoint from their number a committee of directors and may delegate to such committee any of the powers of the directors, except those which under the Act must be exercised by the board itself.

22.	Audit Committee. If the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, the board of directors shall, and otherwise the directors may, appoint annually from among their number an audit committee to be composed of not fewer than 3 directors, the majority of whom are not officers or employees of the Corporation or any of its affiliates to hold office until the next annual meeting of the shareholders.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as such person shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the quarterly and annual financial statements of the Corporation and shall report thereon to the board of directors of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

23.	The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time by resolution determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO
SHAREHOLDERS FOR APPROVAL

24.	The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or by-laws) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

25.	No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of their respective office of trust or in relation thereto, unless the same shall happen by or through their failure to exercise the powers and to discharge the duties of their office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him or her from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer, or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of such individual being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

INDEMNITIES TO DIRECTORS AND OTHERS

26.	Subject to subsections 136(3) and (4) of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

(a)	he or she acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that their conduct was lawful.

The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

INSURANCE

27.	The Corporation may purchase and maintain insurance for the benefit of a person referred to in Paragraph 26 above against the liabilities and in the amounts the Act permits.

OFFICERS

28.	Appointment of officers. The directors shall annually or as often as may be required appoint a President, Chief Executive Officer, Chief Financial Officer or Treasurer and Secretary, and if deemed advisable may annually or as often as may be required appoint a Chairman of the Board and one or more Vice-Presidents. None of such officers, except the Chairman of the Board, need be a director of the Corporation. Any director may be appointed to any office of the Corporation. Two or more of such offices may be held by the same person and two persons may individually hold any of such combined offices. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such titles, authority and shall perform such functions and duties as may from time to time be prescribed by the directors, and such functions may, subject to the Act and applicable law, be the same or similar to the descriptions set out in Sections 31-36.

29.	Removal of officers, etc. All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

30.	Duties of officers may be delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

31.	Chairman of the Board. The Chairman of the Board (if any), shall when present preside at all meetings of the directors, any committee of the directors and, unless otherwise agreed by the Chairman and the board, any meeting of shareholders, shall sign such documents as may require his or her signature in accordance with the by-laws of the Corporation and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to their office. The Chairman of the Board may, but need not, also be the Chief Executive Officer.

32.	President. The President shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the directors, any committee of the directors and, unless otherwise agreed by the Chairman and the board, any meeting of shareholders, he or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

33.	Vice-President. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his, her or their signatures and shall also have such other powers and duties as may from time to time be assigned to him, her or them by resolution of the directors.

34.	Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of Paragraph 56 hereof, of the documents and registers referred to in subsections 140(1) and (2) of the Act. He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

35.	Chief Financial Officer or Treasurer. Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He or she shall prepare and maintain adequate accounting records. He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall have such other powers and duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office. He or she may be required to give such bond for the faithful performance of his or her duties as the directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

36.	Chief Executive Officer. The directors may from time to time appoint from their number a Chief Executive Officer and may delegate to the Chief Executive Officer any of the powers of the directors subject to the limits on authority provided by subsection 127(3) of the Act. A Chief Executive Officer shall conform to all lawful orders given to him or her by the directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a Chief Executive Officer shall be subject to discharge by the directors.

37.	Vacancies. If the office of Chairman of the Board, Chief Executive Officer, President, Vice-President, Secretary, Chief Financial Officer or Treasurer, or any other office created by the directors pursuant to Paragraph 28 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the President or the Secretary and may in the case of the other officers appoint an officer to fill such vacancy.

38.	Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to the rights of such officer under any employment contract. Otherwise each officer of the Corporation shall hold office until his or her successor is elected or appointed or until his or her earlier resignation.

39.	Agents and Attorneys. The board may appoint agents or attorneys of the Corporation within or outside Canada with such powers and duties as it may deem fit.

40.	Conflict of Interest. An officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose his or her interest in any material contract or proposed material contract with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act.

SHAREHOLDERS’ MEETINGS

41.	Annual or special meetings. Subject to subsection 104(1) of the Act, the directors of the Corporation,

(a)	shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting; and

(b)	may at any time call a special meeting of shareholders.

42.	Place of meetings. Subject to the articles and any unanimous shareholder agreement, a meeting of the shareholders of the Corporation may be held at such place in or outside Ontario as the directors may determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

43.	Participation In Meetings by Electronic Means. A shareholder or any other person entitled to attend a meeting of shareholders may participate by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other, and a person participating in such a meeting by those means is deemed to be present at the meeting.

44.	Electronic Meetings. Notwithstanding any provisions hereof to the contrary, including Paragraph 42, and subject to the Act and the consent of the Board, if the Board or the shareholders of the Corporation call a meeting of shareholders, the Board or the shareholders, as the case may be, may determine that the meeting will be held entirely by electronic means, telephone, or other communication facility that permits all participants to communicate adequately with each other during the meeting. The Corporation is under no obligation to provide telephonic, electronic or other communication facility for any shareholder to participate in a meeting and the Board may provide such telephonic, electronic or other communication facility in its sole and absolute discretion.

45.	Notice. A notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating (or accompanied by a statement of) (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (ii) the text of any special resolution or by-law to be submitted to the meeting, shall be served by sending such notice to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent is a shareholder entitled to vote at the meeting and to each director of the Corporation and to the auditor of the Corporation in accordance with the provisions of Paragraph 63 hereof not less than 21 days (or such longer period as may be required by applicable securities laws) and not more than 50 days (exclusive of the day of mailing and of the day for which notice is given) before the date (if the Corporation is an offering corporation as such term is defined in the Act) or not less than 10 days before the date (if the Corporation is not an offering corporation) of every meeting; provided that a meeting of shareholders may be held for any purpose at any date and time and at any place without notice if all the shareholders and other persons entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder or such other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and other persons entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

The auditor of the Corporation is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

46.	Omission of notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

47.	Record dates for notice of meetings. Subject to subsection 95(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 30 days the date on which the meeting is to be held. Notice of such record date shall be given not less than seven days before the record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded, and, where applicable, by written notice to each stock exchange in Canada on which the Corporation’s shares are listed for trading.

If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be

(i)	at the close of business on the day immediately preceding the day on which notice is given; or

(ii)	if no notice is given, the day on which the meeting is held.

48.	Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxy nominee.

Notwithstanding any provisions in this by-law to the contrary, any vote referred to above may be held, in accordance with the Act, entirely by electronic means, telephone or other communication facility, if the Corporation makes such a communication facility available and any person participating in a meeting of shareholders and entitled to vote at the meeting may vote, in accordance with Act, by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

At any meeting, unless a poll is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

In the absence of the Chairman of the Board (if any), Chief Executive Officer, the President and any Vice-President, and if no other person is agreed by the Chairman and the board to chair the meeting within 15 minutes from the start time fixed for the meeting, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination, the poll shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors, the poll shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be made either before or after any vote by show of hands and may be withdrawn.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

49.	Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the directors, officers, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the articles, by-laws or a unanimous shareholder agreement to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

50.	Proxies. Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which a shareholder is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which a shareholder is entitled to vote every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation’s articles) have one (1) vote for every share registered in their name.

Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who need not be shareholders, as nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

A proxy shall be executed by the shareholder or attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. If the Corporation is an “offering corporation” as defined in paragraph 1(1) of the Act, any such proxy appointing a proxyholder to attend and act at a meeting is only valid at the meeting in respect of which it is given or any adjournment thereof.

An instrument appointing a proxyholder may be in the following form or in such other form which complies with the regulations made under the Act and other applicable law and which the directors may approve from time to time:

“The undersigned shareholder of GROWN ROGUE INTERNATIONAL INC. hereby appoints            of           , whom failing,

Of            as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the           day of           , 20 and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

Dated the           day of           , 20 .

Signature of Shareholder

This form of proxy must be signed by a shareholder or their attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized.”

The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be e-mailed, faxed, sent in writing or otherwise communicated by electronic means that produces a written copy before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of the meeting of shareholders may, subject to any regulations made as aforesaid, in his or her discretion accept e-mail, fax or written communication, or electronic communication that produces a written copy, as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such e-mail, fax, written or electronic communication accepted by the chairman of the meeting shall be valid and shall be counted.

51.	Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than thirty (30) days no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, section 111 and section 112 of the Act do not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment, provided that a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

52.	Quorum. Two (2) persons present and each holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two (2) in number and holding or representing by proxy not less than 5% of the votes attaching to all the issued shares of the Corporation. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

SHARES AND TRANSFERS

53.	Issuance. Subject to the articles of the Corporation and any unanimous shareholder agreement, shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

54.	Security certificates. Security certificates (and the form of transfer power on the reverse side thereof) shall (subject to compliance with section 56 of the Act) be in such form as the directors may from time to time by resolution approve and, subject to subsection 55(3) of the Act, such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. Notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that a person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

55.	Transfer agents. For each class of securities and warrants issued by the Corporation, the directors may from time to time by resolution appoint or remove,

(a)	a trustee, transfer agent or other agent to keep the securities register and the register of transfer and one or more persons or agents to keep branch registers; and

(b)	a registrar, trustee or agent to maintain a record of issued security certificates and warrants,

and subject to section 48 of the Act, one person may be appointed for the purposes of both clauses (a) and (b) in respect of all securities and warrants of the Corporation or any class or classes thereof.

56.	Surrender of security certificates. Subject to the Act, no transfer of a security issued by the Corporation shall be recorded or registered unless and until (i) the certificate representing the security to be transferred has been surrendered and cancelled or (ii) if no security certificate has been issued by the Corporation in respect of such share, a duly executed security transfer power in respect thereof has been presented for registration.

57.	Defaced, destroyed, stolen or lost security certificates. In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there be an agent, hereinafter in this paragraph referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of an indemnity bond of a surety company in such form as is approved by the directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any) against all loss, damage and expense, which the Corporation and/or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or the Corporation’s agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the directors.

DIVIDENDS

58.	The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation’s articles.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)	the Corporation is, or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The directors may declare and the Corporation may pay a dividend by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation and, subject to section 38 of the Act, the Corporation may pay a dividend in money or property.

59.	In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

60.	To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of two years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

RECORD DATES

61.	Subject to section 95 of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution, or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

If no record is fixed, the record date for the determination of shareholders for any purpose, other than to establish a record date for the determination of shareholders entitled to receive notice of a meeting of shareholders or to vote, shall be the close of business on the day on which the directors pass the resolution relating thereto.

VOTING SECURITIES IN OTHER ISSUERS

62.	All securities of any other body corporate or issuer of securities carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

NOTICES, ETC.

63.	Service. Any notice or other document required to be given or sent by the Corporation to any shareholder or director of the Corporation shall be delivered personally or sent by prepaid mail or by e-mail, fax or other electronic means that produces a written copy addressed to:

(a)	the shareholder at his or her latest address as shown on the records of the Corporation or its transfer agent; and

(b)	the director at his or her latest address as shown in the records of the Corporation or in the last notice filed under the Corporations Information Act, whichever is the more current.

With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box and shall be deemed to be received by the addressee on the fifth day after mailing.

64.	If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he or she informs the Corporation in writing of his or her new address.

65.	Shares registered in more than one name. All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

66.	Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to the name and address of the shareholder being entered on the records of the Corporation shall have been duly given to the person or persons from whom he or she derives their title to such shares.

67.	Deceased shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his or her decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his or her stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his or her heirs, executors or administrators and all persons (if any) interested with him or her in such shares.

68.	Signatures to notices. The signature of any director or officer of the Corporation to any notice may be written, printed or otherwise mechanically reproduced.

69.	Computation of time. Where a given number of days’ notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service, posting or other communication of the notice shall not be counted in such number of days or other period, and such number of days or other period shall commence on the day following the day of service, posting or other communication of the notice and shall terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

70.	Proof of service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

71.	All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

72.	All securities (including warrants) owned by the Corporation may, if the directors determine it to be appropriate, be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

73.	Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any officer or director and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or director, or officers or directors, or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

In particular, without limiting the generality of the foregoing, such officers and/or directors are authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such securities.

The signature or signatures of any such officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

ENFORCEMENT OF LIEN FOR INDEBTEDNESS

74.	Unless the Corporation has shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation has a lien on shares registered in the name of a shareholder or their legal representative for a debt of that shareholder to the Corporation. The directors of the Corporation may authorize the Corporation to apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Corporation has such a lien in repayment of the debt of that shareholder to the Corporation.

FINANCIAL YEAR

75.	The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

PARAMOUNTCY

76.	In the event of any conflict between any provision of this by-law and the Act or the articles, the provision of the Act or the articles shall prevail.

repeal

77.	All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation, or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by-law and until amended or repealed.

ENACTED the 3rd day of February, 2020 and confirmed by the shareholders the 27th day of August, 2020.

WITNESS the corporate seal of the Corporation.